Appointment of Former Wyoming Governor Matthew H. Mead to Ciner Resources Board of Directors

Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (NYSE: CINR) (the “Partnership” or “Ciner”), today announced that on December 20, 2019, former Wyoming Governor Matthew H. Mead was appointed as a member of the board of directors of the General Partner effective January 1, 2020.

Governor Mead has had a remarkable career in both the public and private sectors, including:

    •    U.S. Attorney for the District of Wyoming;
    •    Governor, State of Wyoming (two consecutive terms);

•	Owner and operator of privately held family businesses based in the State of Wyoming that specialize in livestock and land; and
•    Co-owner in a private family development company.

The Partnership welcomes the extensive experience in both public and private enterprise that Governor Mead brings to his new position with Ciner.

Oðuz Erkan, the President, Chief Executive Officer and Chairman of the General Partner, indicated “Having someone as accomplished as Governor Mead on the General Partner’s board of directors will be extremely valuable to the organization and for the State of Wyoming. Ciner is in an unprecedented period, and I am thrilled that Governor Mead will be on this journey with the Partnership to help it navigate the exciting changes that are ahead for the organization.”

Governor Mead said “In my time as Governor, I was keenly aware and appreciative that Wyoming’s number one international export commodity was-and continues to be-soda ash. As Governor, I saw the great benefit of Ciner mining trona and producing soda ash. Ciner provides many high-paying jobs for Wyoming citizens and has been a valuable institution for Wyoming for many years. To now serve on the Ciner board as the company continues to reinvest in its operations while producing a valuable commodity that is used around the world, is exciting and a privilege.”

ABOUT CINER RESOURCES LP

Ciner Resources LP, a master limited partnership, operates the trona ore mining and soda ash production business of Ciner Wyoming, LLC (“Ciner Wyoming”), one of the largest and lowest cost producers of natural soda ash in the world, serving a global market from its facility in the Green River Basin of Wyoming. The facility has been in operation for more than 50 years.

NATURE OF OPERATIONS
Ciner Resources LP owns a controlling interest comprised of a 51% membership interest in Ciner Wyoming. Natural Resource Partners L.P. owns a non-controlling interest consisting of a 49% membership interest in Ciner Wyoming.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Statements other than statements of historical facts included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions. Such statements are based only on the Partnership’s current beliefs, expectations and assumptions regarding the future of the Partnership’s business, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Partnership’s control. The Partnership’s actual results and financial condition may differ materially from those implied or expressed by these forward-looking statements. Consequently, you are cautioned not to place undue reliance on any forward-looking statement because no forward-looking statement can be guaranteed. Factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions, the Partnership’s ability to meet its expected quarterly distributions, changes in the Partnership’s relationships with its customers, including ANSAC, the demand for soda ash and the opportunities for the Partnership to increase its volume sold, the development of glass and glass making product alternatives, changes in soda ash prices, operating hazards, unplanned maintenance outages at the Partnership’s production facility, construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, the effects of government regulation, tax position, and other risks incidental to the mining and processing of trona ore, and shipment of soda ash, as well as the other factors discussed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent reports filed with the United States Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unless required by law, the Partnership undertakes no duty and does not intend to update the forward-looking statements made herein to reflect new information or events or circumstances occurring after this press release. All forward-looking statements speak only as of the date made.